UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/06/2011

Teavana Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-35248

Delaware	20-1946316
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3630 Peachtree Road NE, Suite 1480
Atlanta, GA 30326

(Address of principal executive offices, including zip code)

(404) 995-8200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On October 6, 2011, Teavana Holdings, Inc. and certain of its subsidiaries entered into an Amendment No. 2 (the "Amendment") to Loan and Security Agreement among Teavana Corporation, ST Acquisition Company, Teavana Holdings, Inc., Teavana Franchising Company, Teavana International, Inc. and Teavana Gift Company, as obligors, and Fifth Third Bank, as lender.

Among other things, the Amendment provides for a change in the maximum revolving facility to $40,000,000, the creation of a subsidiary and certain inter-company transfers.

This summary is qualified in its entirety by references to the terms of the Amendment attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits:

10.1 Amendment No. 2 to Loan and Security Agreement, dated as of October 6, 2011, among Teavana Corporation, ST Acquisition Company, Teavana Holdings, Inc., Teavana Franchising Corporation, Teavana International, Inc., Teavana Gift Company and Fifth Third Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teavana Holdings, Inc.

Date: October 06, 2011	By:	/s/ David V. Christopherson
David V. Christopherson
Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Amendment No. 2 to Loan and Security Agreement, dated as of October 6, 2011